Exhibit 99.1

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($ in millions)

                        ARBY'S RESTAURANT GROUP, INC.
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                           As of April 3, 2005

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ASSETS

Current assets:
  Cash (including cash equivalents)....................................$   12.0
  Receivables..............................................................16.3
  Inventories...............................................................8.5
  Deferred income tax benefit..............................................28.6
  Prepaid expenses and other current assets................................15.2
                                                                ---------------
     Total current assets..................................................80.6
Properties................................................................455.8
Goodwill..................................................................470.8
Other intangible assets................................................... 44.6
Notes receivable, net of current portion....................................4.7
Due from an affiliate.......................................................2.9
Deferred costs and other assets............................................18.6
                                                                ---------------
                                                                      $ 1,078.0
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LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Current portion of long-term debt...................................$.   10.8
  Accounts payable.........................................................54.5
  Accrued expenses and other current liabilites............................47.6
                                                                ---------------
     Total current liabilities............................................112.9
Long-term debt............................................................787.2
Deferred income taxes......................................................40.2
Other liabilities and deferred income......................................28.2
Stockholder's equity:
Common stock and additional paid-in capital...............................318.2
Accumulated deficit......................................................(208.5)
Accumulated other comprehensive deficit................................... (0.2)
                                                                ---------------
     Total stockholder's equity...........................................109.4
                                                                ---------------
                                                                      $ 1,078.0
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